EXHIBIT 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Vertical Computer Systems, Inc.
Los Angeles, California

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 9, 2001, relating to the consolidated financial statements of Vertical Computer Systems, Inc., appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2000. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.


/s/ BDO SEIDMAN, LLP

Los Angeles, CA
November 7, 2001